Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications & Marketing
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports Strong Third Quarter 2019 with a 21% Increase in Net Income and a 14% Increase in Noninterest-Bearing Deposits from Previous Year

FAIRMONT, W.Va., October 28, 2019 – MVB Financial Corp. (the “Company”) (NASDAQ: MVBF) today reported net income of $4.3 million, or $0.36 basic and $0.35 diluted earnings per share, excluding discontinued operations, for the three months ended September 30, 2019.

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
	Third Quarter	Second Quarter	Third Quarter
Net income from continuing operations	$4,346	$14,931	$3,579	$22,469	$9,004
Net income (loss) from discontinued operations	(19)	446	—	427	—
Net income	$4,327	$15,377	$3,579	$22,896	$9,004

Earnings per share from continuing operations - basic	$0.36	$1.27	$0.30	$1.89	$0.80
Earnings per share from discontinued operations - basic	—	0.04	—	0.04	—
Earnings per share - basic	$0.36	$1.31	$0.30	$1.93	$0.80

Earnings per share from continuing operations - diluted	$0.35	$1.15	$0.29	$1.84	$0.77
Earnings per share from discontinued operations - diluted	—	0.03	—	0.04	—
Earnings per share - diluted	$0.35	$1.18	$0.29	$1.88	$0.77

MANAGEMENT OVERVIEW
“In the third quarter of 2019, MVB continued on a record year with very strong earnings and highly sought-after noninterest-bearing deposit growth. We believe in our MVB 3.0 strategy of seeking blue ocean opportunities and are investing in talent and resources to continue growth in our expanding Fintech vertical,” said Larry F. Mazza, President and CEO, MVB Financial Corp. “Through our acquisition of Chartwell Compliance this quarter, we demonstrated our commitment to compliance excellence, which we believe is not only the right thing to do, but a competitive advantage that helps to reduce the risk for our Fintech vertical. Chartwell consistently provides regulatory compliance consulting and has formed a specialty niche in the Fintech industry, which aligns with MVB as the preferred bank for Fintech companies.

Exhibit 99.1
To better serve our clients on the west coast, MVB also opened an operations center in Salt Lake City in the third quarter.”

MVB Mortgage played a pivotal role in overall earnings growth with net income of $2.0 million for the quarter ended September 30, 2019. Mortgage closed loan production volume increased $100.1 million, or 13.5%, from the quarter ended June 30, 2019, and increased $192.4 million, or 51.7%, from the quarter ended September 30, 2018. The volume of mortgage loans sold increased $68.0 million, or 17.1%, from the quarter ended June 30, 2019, and increased $122.9 million, or 35.9%, from the quarter ended September 30, 2018. As a result of the increases in production and sold loan volume, mortgage fee income increased $1.6 million, or 16.5%, from the quarter ended June 30, 2019, and increased $2.5 million, or 27.6%, from the quarter ended September 30, 2018. Even with the increase in volume, mortgage processing expense remained flat from the quarter ended June 30, 2019, and decreased $139 thousand, or 16.0%, from the quarter ended September 30, 2018.

Noninterest-bearing deposits increased $4.4 million, or 1.6%, from June 30, 2019, and increased $34.1 million, or 14.2%, from September 30, 2018, to a balance of $275.0 million as of September 30, 2019. The growth in noninterest-bearing deposits was primarily driven by MVB’s strategy to focus on Fintech and specialty deposits.

Interest income increased $568 thousand, or 2.8%, from the quarter ended June 30, 2019, and increased $2.9 million, or 15.7%, from the quarter ended September 30, 2018. The increase from the quarter ended September 30, 2018, was primarily due to a $2.9 million increase in interest and fees on loans driven by an increase in the average balances of loans of $170.4 million, coupled with a 29-basis point increase in the yield on commercial loans.

THIRD QUARTER 2019 HIGHLIGHTS
•Loans of $1.4 billion as of September 30, 2019, increased $55.0 million, or 4.2%, from June 30, 2019, and increased $85.5 million, or 6.7%, from September 30, 2018. Nonperforming loans decreased $1.1 million, to 0.41%, of total loans as of September 30, 2019, compared to 0.51% of total loans as of June 30, 2019, and compared to 0.99% of total loans as of September 30, 2018.
•Deposits of $1.5 billion as of September 30, 2019, increased $78.7 million, or 5.7%, from June 30, 2019, and increased $77.2 million, or 5.6% from September 30, 2018. Noninterest-bearing deposits of $275.0 million as of September 30, 2019, increased $4.4 million, or 1.6%, from June 30, 2019, and increased $34.1 million, or 14.2%, from September 30, 2018.

Exhibit 99.1
•Net interest income of $15.0 million for the quarter ended September 30, 2019, increased $505 thousand, or 3.5%, from the quarter ended June 30, 2019, and increased $1.5 million, or 11.2% from the quarter ended September 30, 2018. Net interest margin of 3.42% for the quarter ended September 30, 2019, decreased 4 basis points versus the quarter ended June 30, 2019, and decreased 1 basis point versus the quarter ended September 30, 2018.
•Noninterest income of $14.7 million for the quarter ended September 30, 2019, decreased $11.7 million, or 44.3%, from the quarter ended June 30, 2019, and increased $4.2 million, or 39.8%, from the quarter ended September 30, 2018. During the quarter ended June 30, 2019, the Company recognized a $10.1 million after-tax gain following a valuation on its Fintech investment portfolio.
•Noninterest expense of $23.4 million for the quarter ended September 30, 2019, increased $3.0 million, or 14.7%, from the quarter ended June 30, 2019, and increased $5.0 million, or 26.9%, from the quarter ended September 30, 2018.
•On September 13, 2019, the Company acquired Chartwell Compliance, a compliance consulting firm specializing in state and federal regulatory compliance in the Fintech industry.
•During the third quarter, the Company redeemed all of the remaining outstanding subordinated debt.

LOANS
Loans totaled $1.4 billion as of September 30, 2019, an increase of $55.0 million, or 4.2%, from June 30, 2019, and an increase of $85.5 million, or 6.7%, from September 30, 2018. Commercial loans have increased $39.0 million, or 4.0%, from the quarter ended June 30, 2019, and increased $94.6 million, or 10.2%, from September 30, 2018. The year-over-year growth in loans is attributable to continued strong loan production of the commercial lending team. We continue to diversify the portfolio and have added additional lenders to the Northern Virginia market. The yield on loans was 5.16% as of the quarter ended September 30, 2019, a decrease of 6 basis points from the quarter ended June 30, 2019, and an increase of 19 basis points from the quarter ended September 30, 2018.

DEPOSITS
Deposits totaled $1.5 billion as of September 30, 2019, an increase of $78.7 million, or 5.7%, from June 30, 2019, and an increase of $77.2 million, or 5.6%, from September 30, 2018. Noninterest-bearing deposits totaled $275.0 million as of September 30, 2019, or 18.9%, of the total deposit base, an increase of $4.4 million, or 1.6%, from June 30, 2019, and an increase of $34.1 million, or 14.2%, from September 30, 2018.

Exhibit 99.1
NET INTEREST INCOME
Net interest income for the quarter ended September 30, 2019, was $15.0 million, an increase of $505 thousand, or 3.5%, from the quarter ended June 30, 2019, and an increase of $1.5 million, or 11.2%, from the quarter ended September 30, 2018. Net interest margin for the quarter ended September 30, 2019 was 3.42%, a decrease of 4 basis points versus the quarter ended June 30, 2019, and a decrease of 1 basis point versus the quarter ended September 30, 2018. Of the 4-basis point decrease in net interest margin, 3 basis points were related to an increase in loans held for sale due to strong mortgage loan production during the quarter ended September 30, 2019.

Interest income increased 2.8% during the quarter ended September 30, 2019, compared to the quarter ended June 30, 2019, even with a decrease of 9 basis points in the yield on earning assets, and increased 15.7% compared to the quarter ended September 30, 2018, due to an increase of 18 basis points in the yield on earning assets. The decrease in the yield on earning assets compared to the quarter ended June 30, 2019, was the result of a 5-basis point decrease in commercial loans and a 12-basis point decrease in real estate loans. The increase in the yield on earning assets compared to the quarter ended September 30, 2018, was the result of a 29-basis point increase in commercial loans.

Interest expense increased 1.1% during the quarter ended September 30, 2019, compared to the quarter ended June 30, 2019, even with a decrease of 3 basis points in the cost of interest-bearing liabilities and a $24.0 million increase in the average balance of interest-bearing liabilities. Interest expense increased 29.1% compared to the quarter ended September 30, 2018, due to an increase of 33 basis points in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities compared to the quarter ended June 30, 2019, was the result of a 26-basis point decrease in FHLB and other borrowings.

An increase in the Company's average noninterest-bearing balances of $20.6 million from the quarter ended June 30, 2019, helped to grow a 37-basis point favorable spread on net interest margin for the quarter ended September 30, 2019, compared to a 35-basis point favorable spread for the quarter ended June 30, 2019.

An increase in the Company’s average noninterest-bearing balances of $78.2 million from the quarter ended September 30, 2018, helped to grow a 37-basis point favorable spread on net interest margin in 2019 compared to a 23-basis point favorable spread in 2018.

Exhibit 99.1
ASSET QUALITY
Provision for loan losses totaled $657 thousand for the quarter ended September 30, 2019, an increase of $57 thousand, or 9.5%, from the quarter ended June 30, 2019, and a decrease of $412 thousand, or 38.5%, from the quarter ended September 30, 2018.

Nonperforming loans decreased $1.1 million, to 0.41%, of total loans as of September 30, 2019, compared to 0.51% of total loans as of June 30, 2019, and compared to 0.99% of total loans as of September 30, 2018. In addition, net charge-offs for the quarter ended September 30, 2019, decreased $723 thousand compared to the quarter ended June 30, 2019, and decreased $330 thousand compared to the quarter ended September 30, 2018.

NONINTEREST INCOME
Noninterest income totaled $14.7 million for the quarter ended September 30, 2019, a decrease of $11.7 million, or 44.3%, from the quarter ended June 30, 2019, and an increase of $4.2 million, or 39.8%, from the quarter ended September 30, 2018.

The $11.7 million decrease in noninterest income from the quarter ended June 30, 2019, was due to a decrease of $13.6 million in the holding gain on equity securities from a Fintech investment. As previously reported, the Company recognized a $13.6 million holding gain on an equity investment in its Fintech portfolio. There was no change in the valuation of the portfolio in the third quarter. Mortgage fee income increased $1.6 million, largely the result of an increase of $68.0 million, or 17.1%, in the volume of mortgage loans sold which was driven by an increase of $100.1 million, or 13.5%, in mortgage closed loan production volume.

The $4.2 million increase in noninterest income from the quarter ended September 30, 2018, was primarily due to an increase of $2.5 million in mortgage fee income and an increase of $1.8 million in the gain on derivatives. The increase in mortgage fee income was largely the result of an increase of $122.9 million, or 35.9%, in the volume of mortgage loans sold which was driven by an increase of $192.4 million, or 51.7%, in mortgage closed loan production volume. The increase in gain on derivatives of $1.8 million was largely the result of a decrease of 1.1% in the locked mortgage pipeline related to the derivative during the three months ended September 30, 2019, compared to a decrease of 19.6% in the locked mortgage pipeline related to the derivative during the three months ended September 30, 2018.

Exhibit 99.1
NONINTEREST EXPENSE
Noninterest expense totaled $23.4 million for the quarter ended September 30, 2019, an increase of $3.0 million, or 14.7%, from the quarter ended June 30, 2019, and an increase of $5.0 million, or 26.9%, from the quarter ended September 30, 2018.

The $3.0 million increase in noninterest expense from the quarter ended June 30, 2019, was primarily due to an increase of $2.2 million in salaries and employee benefits, an increase of $435 thousand in professional fees, and an increase of $221 thousand in travel expense. Of the $2.2 million increase in salaries and employee benefits, $1.3 million was related to increased mortgage production and $219 thousand was related to the build-out of the Fintech team. Of the $435 thousand increase in professional fees, $200 thousand was related to the Chartwell acquisition.

The $5.0 million increase in noninterest expense from the quarter ended September 30, 2018, was primarily due to an increase of $3.9 million in salaries and employee benefits, an increase of $413 thousand in travel expense, and an increase of $301 thousand in professional fees. Of the $3.9 million increase in salaries and employee benefits, $2.3 million was related to increased mortgage production and $434 thousand was related to the build-out of the Fintech team.

BUSINESS COMBINATION
On September 13, 2019, the Company acquired Chartwell Compliance (“Chartwell”). Chartwell is a leading specialist firm in regulatory compliance and market entry facilitation for firms entering into or expanding in North America, serving many of the most high-profile providers of the Fintech industry, such as commercial bill pay solution providers, cryptocurrency and blockchain innovators, publicly-traded online marketplaces, money services businesses, venture capital firms, Fintech banks, third party payments processors and financial accounting software providers.

“With our shared vision of the future of financial services, respect for compliance, regulation, safety and soundness and belief in doing the right things, MVB Bank and Chartwell Compliance are a perfect fit as trusted partners,” Mazza said. “Additionally, with Chartwell we will turn a traditional banking cost center into a profit center that will benefit MVB, our clients, and our shareholders.”

SUBORDINATED DEBT
On June 30, 2014, the Company issued its Convertible Subordinated Promissory Notes Due 2024 to various investors, of which, as of September 30, 2019, all remaining subordinated debt was redeemed.

Exhibit 99.1
DIVIDEND
As previously announced on August 21, 2019, MVB issued its third quarterly dividend for 2019 including a 25% increase compared to the previous quarter dividend payout. The Company declared a quarterly cash dividend of $0.05 per share payable on September 15, 2019, to shareholders of record at the close of business on September 1, 2019.

“We are pleased to be able to retire subordinated debt without issuing any new capital and are very happy with our increases in the dividend over the past couple years. These are positive signs of returning value for shareholders, which we take very seriously,” Mazza said.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage, the MVB Community Development Corporation and Chartwell Compliance, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. Chartwell Compliance is a specialty compliance firm providing regulatory compliance and market entry facilitation for firms entering into or expanding in North America within the Fintech industry.

For more information about MVB, please visit ir.mvbbanking.com.

Exhibit 99.1
Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” “may,” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

Exhibit 99.1
MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
	Third Quarter	Second Quarter	Third Quarter
Interest income	$21,038	$20,470	$18,176	$61,131	$50,174
Interest expense	6,004	5,941	4,652	17,596	12,530
Net interest income	15,034	14,529	13,524	43,535	37,644
Provision for loan losses	657	600	1,069	1,557	2,148
Net interest income after provision for loan losses	14,377	13,929	12,455	41,978	35,496

Noninterest income:
Mortgage fee income	11,496	9,864	9,008	28,030	24,634
Other income	3,200	16,523	1,503	21,818	5,711
Total noninterest income	14,696	26,387	10,511	49,848	30,345

Noninterest expense:
Salaries and employee benefits	15,438	13,280	11,520	40,452	34,487
Other expense	7,942	7,110	6,897	21,766	19,918
Total noninterest expenses	23,380	20,390	18,417	62,218	54,405

Income from continuing operations, before income taxes	5,693	19,926	4,549	29,608	11,436
Income tax expense - continuing operations	1,347	4,995	970	7,139	2,432
Net income from continuing operations	4,346	14,931	3,579	22,469	9,004

Income (loss) from discontinued operations, before income taxes	(25)	600	—	575	—
Income tax expense (benefit) - discontinued operations	(6)	154	—	148	—
Net income (loss) from discontinued operations	(19)	446	—	427	—

Net income	$4,327	$15,377	$3,579	$22,896	$9,004
Preferred dividends	121	122	123	364	366
Net income available to common shareholders	$4,206	$15,255	$3,456	$22,532	$8,638

Earnings per share from continuing operations - basic	$0.36	$1.27	$0.30	$1.89	$0.80
Earnings per share from discontinued operations - basic	—	0.04	—	0.04	—
Earnings per share - basic	$0.36	$1.31	$0.30	$1.93	$0.80

Earnings per share from continuing operations - diluted	$0.35	$1.15	$0.29	$1.84	$0.77
Earnings per share from discontinued operations - diluted	—	0.03	—	0.04	—
Earnings per share - diluted	$0.35	$1.18	$0.29	$1.88	$0.77

Exhibit 99.1
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	September 30, 2019	June 30, 2019	December 31, 2018	September 30, 2018
Cash and cash equivalents	$36,568	$21,209	$22,221	$22,045
Certificates of deposit with other banks	13,541	14,530	14,778	14,778
Securities available-for-sale, at fair value	226,064	215,587	221,614	216,714
Equity securities	18,414	18,364	9,599	9,592
Loans held for sale	159,961	119,906	75,807	63,706
Loans	1,382,375	1,326,682	1,304,366	1,296,460
Less: Allowance for loan losses	(11,874)	(11,168)	(10,939)	(11,439)
Net Loans	1,370,501	1,315,514	1,293,427	1,285,021
Premises and equipment	25,446	25,691	26,545	26,706
Goodwill	19,630	18,480	18,480	18,480
Other assets	91,827	83,737	68,498	66,062
Total assets	$1,961,952	$1,833,018	$1,750,969	$1,723,104

Noninterest-bearing deposits	$274,970	$270,592	$213,597	$240,847
Interest-bearing deposits	1,181,434	1,107,145	1,095,557	1,138,339
Borrowed funds	241,641	186,900	214,887	122,000
Other liabilities	57,667	67,705	50,155	51,042
Stockholders' equity	206,240	200,676	176,773	170,876
Total liabilities and stockholders' equity	$1,961,952	$1,833,018	$1,750,969	$1,723,104

Exhibit 99.1
Reportable Segments
(Unaudited)

Three Months Ended September 30, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$19,299	$2,288	$9	$(558)	$21,038
Interest expense	4,806	1,811	156	(769)	6,004
Net interest income (loss)	14,493	477	(147)	211	15,034
Provision for loan losses	625	32	—	—	657
Net interest income (loss) after provision for loan losses	13,868	445	(147)	211	14,377

Noninterest Income:
Mortgage fee income	121	11,587	—	(212)	11,496
Other income	2,138	1,112	1,516	(1,566)	3,200
Total noninterest income	2,259	12,699	1,516	(1,778)	14,696

Noninterest Expenses:
Salaries and employee benefits	4,820	8,318	2,300	—	15,438
Other expense	6,113	2,142	1,254	(1,567)	7,942
Total noninterest expenses	10,933	10,460	3,554	(1,567)	23,380

Income (loss) from continuing operations, before income taxes	5,194	2,684	(2,185)	—	5,693
Income tax expense (benefit) - continuing operations	1,130	725	(508)	—	1,347
Net income (loss) from continuing operations	$4,064	$1,959	$(1,677)	$—	$4,346
Loss from discontinued operations, before income taxes	$—	$—	$(25)	$—	$(25)
Income tax benefit - discontinued operations	$—	$—	$(6)	$—	$(6)
Net loss from discontinued operations	$—	$—	$(19)	$—	$(19)
Net income (loss)	$4,064	$1,959	$(1,696)	$—	$4,327
Preferred stock dividends	—	—	121	—	121
Net income (loss) available to common shareholders	$4,064	$1,959	$(1,817)	$—	$4,206

Exhibit 99.1

Three Months Ended June 30, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$18,820	$2,032	$1	$(383)	$20,470
Interest expense	4,743	1,499	287	(588)	5,941
Net interest income (loss)	14,077	533	(286)	205	14,529
Provision for loan losses	625	(25)	—	—	600
Net interest income (loss) after provision for loan losses	13,452	558	(286)	205	13,929

Noninterest Income:
Mortgage fee income	277	9,792	—	(205)	9,864
Other income	15,464	1,135	1,495	(1,571)	16,523
Total noninterest income	15,741	10,927	1,495	(1,776)	26,387

Noninterest Expenses:
Salaries and employee benefits	4,220	7,038	2,022	—	13,280
Other expense	5,493	1,842	1,346	(1,571)	7,110
Total noninterest expenses	9,713	8,880	3,368	(1,571)	20,390

Income (loss) from continuing operations, before income taxes	19,480	2,605	(2,159)	—	19,926
Income tax expense (benefit) - continuing operations	4,785	703	(493)	—	4,995
Net income (loss) from continuing operations	$14,695	$1,902	$(1,666)	$—	$14,931
Income from discontinued operations, before income taxes	$—	$—	$600	$—	600
Income tax expense - discontinued operations	$—	$—	$154	$—	154
Net income from discontinued operations	$—	$—	$446	$—	$446
Net income (loss)	$14,695	$1,902	$(1,220)	$—	$15,377
Preferred stock dividends	—	—	122	—	122
Net income (loss) available to common shareholders	$14,695	$1,902	$(1,342)	$—	$15,255

Exhibit 99.1

Three Months Ended September 30, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$16,506	$1,763	$1	$(94)	$18,176
Interest expense	3,664	1,138	333	(483)	4,652
Net interest income (loss)	12,842	625	(332)	389	13,524
Provision for loan losses	1,025	44	—	—	1,069
Net interest income (loss) after provision for loan losses	11,817	581	(332)	389	12,455

Noninterest Income:
Mortgage fee income	152	9,246	—	(390)	9,008
Other income	2,203	(738)	1,706	(1,668)	1,503
Total noninterest income	2,355	8,508	1,706	(2,058)	10,511

Noninterest Expenses:
Salaries and employee benefits	3,493	6,047	1,980	—	11,520
Other expense	5,274	2,147	1,145	(1,669)	6,897
Total noninterest expenses	8,767	8,194	3,125	(1,669)	18,417

Income (loss) from continuing operations, before income taxes	5,405	895	(1,751)	—	4,549
Income tax expense (benefit) - continuing operations	1,121	229	(380)	—	970
Net income (loss) from continuing operations	$4,284	$666	$(1,371)	$—	$3,579
Net income (loss)	$4,284	$666	$(1,371)	$—	$3,579
Preferred stock dividends	—	—	123	—	123
Net income (loss) available to common shareholders	$4,284	$666	$(1,494)	$—	$3,456

Exhibit 99.1

Nine Months Ended September 30, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$56,446	$5,858	$12	$(1,185)	$61,131
Interest expense	14,303	4,303	728	(1,738)	17,596
Net interest income (loss)	42,143	1,555	(716)	553	43,535
Provision for loan losses	1,497	60	—	—	1,557
Net interest income (loss) after provision for loan losses	40,646	1,495	(716)	553	41,978

Noninterest Income:
Mortgage fee income	507	28,076	—	(553)	28,030
Other income	19,168	2,723	4,790	(4,863)	21,818
Total noninterest income	19,675	30,799	4,790	(5,416)	49,848

Noninterest Expenses:
Salaries and employee benefits	13,435	20,515	6,502	—	40,452
Other expense	16,958	6,009	3,662	(4,863)	21,766
Total noninterest expenses	30,393	26,524	10,164	(4,863)	62,218

Income (loss) from continuing operations, before income taxes	29,928	5,770	(6,090)	—	29,608
Income tax expense (benefit) - continuing operations	6,969	1,574	(1,404)	—	7,139
Net income (loss) from continuing operations	22,959	4,196	(4,686)	—	22,469
Income from discontinued operations, before income taxes	—	—	575	—	575
Income tax expense - discontinued operations	—	—	148	—	148
Net income from discontinued operations	—	—	427	—	427
Net income (loss)	$22,959	$4,196	$(4,259)	$—	$22,896
Preferred stock dividends	—	—	364	—	364
Net income (loss) available to common shareholders	$22,959	$4,196	$(4,623)	$—	$22,532

Exhibit 99.1

Nine Months Ended September 30, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$45,772	$4,870	$3	$(471)	$50,174
Interest expense	9,503	2,945	1,433	(1,351)	12,530
Net interest income (loss)	36,269	1,925	(1,430)	880	37,644
Provision for loan losses	2,067	81	—	—	2,148
Net interest income (loss) after provision for loan losses	34,202	1,844	(1,430)	880	35,496

Noninterest Income:
Mortgage fee income	444	25,071	—	(881)	24,634
Other income	5,052	485	4,748	(4,574)	5,711
Total noninterest income	5,496	25,556	4,748	(5,455)	30,345

Noninterest Expenses:
Salaries and employee benefits	10,946	18,289	5,252	—	34,487
Other expense	14,803	6,566	3,124	(4,575)	19,918
Total noninterest expenses	25,749	24,855	8,376	(4,575)	54,405

Income (loss) from continuing operations, before income taxes	13,949	2,545	(5,058)	—	11,436
Income tax expense (benefit) - continuing operations	2,932	654	(1,154)	—	2,432
Net income (loss) from continuing operations	11,017	1,891	(3,904)	—	9,004
Net income (loss)	$11,017	$1,891	$(3,904)	$—	$9,004
Preferred stock dividends	—	—	366	—	366
Net income (loss) available to common shareholders	$11,017	$1,891	$(4,270)	$—	$8,638

Exhibit 99.1
Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended September 30, 2019			Three Months Ended June 30, 2019			Three Months Ended September 30, 2018
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$9,562	$61	2.53%	$9,582	$52	2.18%	$5,178	$30	2.30%
CDs with other banks	14,143	71	1.99	14,579	73	2.01	14,778	73	1.96
Investment securities:
Taxable	122,648	689	2.23	123,803	768	2.49	148,499	869	2.32
Tax-exempt	109,324	879	3.19	99,664	894	3.60	79,961	715	3.55
Loans and loans held for sale: [1]
Commercial	1,002,595	13,599	5.38	965,652	13,065	5.43	883,051	11,323	5.09
Tax exempt	11,229	100	3.53	13,047	114	3.50	14,231	125	3.48
Real estate	464,769	5,490	4.69	446,825	5,363	4.81	408,719	4,909	4.77
Consumer	8,612	149	6.86	9,396	141	6.02	10,844	132	4.83
Total loans	1,487,205	19,338	5.16	1,434,920	18,683	5.22	1,316,845	16,489	4.97
Total earning assets	1,742,882	21,038	4.79	1,682,548	20,470	4.88	1,565,261	18,176	4.61
Less: Allowance for loan losses	(11,232)			(11,216)			(10,717)
Cash and due from banks	18,366			15,982			18,020
Other assets	134,871			138,299			108,618
Total assets	$1,884,887			$1,825,613			$1,681,182

Liabilities
Deposits:
NOW	$384,977	$942	0.97	$363,837	$839	0.92	$413,121	$773	0.74
Money market checking	333,849	1,391	1.65	327,904	1,287	1.57	246,624	676	1.09
Savings	37,335	1	0.01	39,661	1	0.01	42,760	1	0.01
IRAs	17,342	84	1.92	17,718	83	1.88	17,950	75	1.66
CDs	366,749	2,035	2.20	415,201	2,338	2.26	348,467	1,585	1.80
Repurchase agreements and federal funds sold	9,493	12	0.50	11,644	11	0.38	17,911	10	0.22
FHLB and other borrowings	212,102	1,383	2.59	153,926	1,095	2.85	202,670	1,199	2.35
Subordinated debt	9,535	156	6.49	17,491	287	6.58	19,932	333	6.63
Total interest-bearing liabilities	1,371,382	6,004	1.74	1,347,382	5,941	1.77	1,309,435	4,652	1.41
Noninterest bearing demand deposits	271,294			250,658			193,116
Other liabilities	38,618			36,729			10,710
Total liabilities	1,681,294			1,634,769			1,513,261

Stockholders’ equity
Preferred stock	7,644			7,834			7,834
Common stock	11,773			11,695			11,467
Paid-in capital	119,166			117,648			113,482
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	67,312			59,512			43,793
Accumulated other comprehensive income	(1,218)			(4,761)			(7,571)
Total stockholders’ equity	203,593			190,844			167,921
Total liabilities and stockholders’ equity	$1,884,887			$1,825,613			$1,681,182

Net interest spread			3.05			3.11			3.20
Net interest income-margin		$15,034	3.42%		$14,529	3.46%		$13,524	3.43%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1
Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$8,904	$163	2.45%	$4,183	$64	2.05%
CDs with other banks	14,498	216	1.99	14,778	220	1.99
Investment securities:
Taxable	127,631	2,336	2.45	151,362	2,655	2.35
Tax-exempt	100,530	2,610	3.47	78,910	2,087	3.54
Loans and loans held for sale: [1]
Commercial	973,547	39,258	5.39	830,371	30,582	4.92
Tax exempt	12,831	337	3.51	14,318	371	3.46
Real estate	441,238	15,794	4.79	388,494	13,755	4.73
Consumer	9,217	417	6.05	11,731	440	5.01
Total loans	1,436,833	55,806	5.19	1,244,914	45,148	4.85
Total earning assets	1,688,396	61,131	4.84	1,494,147	50,174	4.49
Less: Allowance for loan losses	(11,174)			(10,281)
Cash and due from banks	16,820			16,933
Other assets	129,594			105,743
Total assets	$1,823,636			$1,606,542

Liabilities
Deposits:
NOW	$368,709	$2,510	0.91	$438,784	$2,382	0.73
Money market checking	319,919	3,721	1.56	239,305	1604	0.90
Savings	39,066	3	0.01	45,247	27	0.08
IRAs	17,627	250	1.90	17,880	207	1.55
CDs	403,294	6,640	2.20	297,876	3,718	1.67
Repurchase agreements and federal funds sold	11,764	37	0.42	19,535	49	0.34
FHLB and other borrowings	180,552	3,707	2.75	196,610	3,110	2.11
Subordinated debt	14,821	728	6.57	28,441	1,433	6.74
Total interest-bearing liabilities	1,355,752	17,596	1.74	1,283,678	12,530	1.31
Noninterest bearing demand deposits	245,705			156,165
Other liabilities	31,305			9,764
Total liabilities	1,632,762			1,449,607

Stockholders’ equity
Preferred stock	7,770			7,834
Common stock	11,709			10,896
Paid-in capital	117,923			104,776
Treasury stock	(1,084)			(1,084)
Retained earnings	58,726			41,046
Accumulated other comprehensive income	(4,170)			(6,533)
Total stockholders’ equity	190,874			156,935
Total liabilities and stockholders’ equity	$1,823,636			$1,606,542

Net interest spread			3.10			3.18
Net interest income-margin		$43,535	3.45%		$37,644	3.37%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1
Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
	Third Quarter	Second Quarter	Third Quarter
Earnings and Per Share Data:
Net income from continuing operations	$4,346	$14,931	$3,579	$22,469	$9,004
Net income from discontinued operations	(19)	446	—	427	—
Net income	4,327	15,377	3,579	22,896	9,004
Net income available to common shareholders	4,206	15,255	3,456	22,532	8,638
Earnings per share from continuing operations - basic	0.36	1.27	0.30	1.89	0.80
Earnings per share from discontinued operations - basic	—	0.04	—	0.04	—
Earnings per share - basic	0.36	1.31	0.30	1.93	0.80
Earnings per share from continuing operations - diluted	0.35	1.15	0.29	1.84	0.77
Earnings per share from discontinued operations - diluted	—	0.03	—	0.04	—
Earnings per share - diluted	0.35	1.18	0.29	1.88	0.77
Cash dividends paid per common share	0.050	0.040	0.030	0.125	0.080
Book value per common share	16.84	16.46	14.13	16.84	14.13
Tangible book value per common share	14.87	14.84	12.48	14.87	12.48
Weighted average shares outstanding - basic	11,731,774	11,644,061	11,416,202	11,661,581	10,845,166
Weighted average shares outstanding - diluted	12,098,335	13,155,302	13,113,259	11,957,385	11,690,314

Performance Ratios:
Return on average assets - continuing operations [1]	0.92%	3.27%	0.85%	1.64%	0.75%
Return on average assets - discontinued operations [1]	—%	0.10%	—%	0.03%	—%
Return on average assets [1]	0.92%	3.37%	0.85%	1.67%	0.75%
Return on average equity - continuing operations [1]	8.54%	31.30%	8.53%	15.69%	7.65%
Return on average equity - discontinued operations [1]	(0.04)%	0.93%	—%	0.30%	—%
Return on average equity [1]	8.50%	32.23%	8.53%	15.99%	7.65%
Net interest margin [2]	3.42%	3.46%	3.43%	3.45%	3.37%
Efficiency ratio [3]	78.64%	49.83%	76.63%	66.63%	80.02%
Overhead ratio 1 4	4.96%	4.47%	4.38%	4.55%	4.52%
Equity to assets	10.51%	10.95%	9.92%	10.51%	9.92%

Asset Quality Data and Ratios:
Charge-offs	$—	$676	$294	$676	$679
Recoveries	49	2	13	54	92
Net loan charge-offs to total loans [1] [5]	(0.01)%	0.20%	0.09%	0.06%	0.06%
Allowance for loan losses	$11,874	$11,168	$11,439	$11,874	$11,439
Allowance for loan losses to total loans [6]	0.86%	0.84%	0.88%	0.86%	0.88%
Nonperforming loans	$5,627	$6,768	$12,846	$5,627	$12,846
Nonperforming loans to total loans	0.41%	0.51%	0.99%	0.41%	0.99%

Mortgage Data:
Locked pipeline	$247,339	$243,884	$177,901	$247,339	$177,901
Sold loan volume	$465,581	$397,597	$342,660	$1,114,741	$953,399
Sold loan refinance volume	$192,868	$106,292	$89,203	$380,820	$269,041
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale

Exhibit 99.1
Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands)

	Quarterly
	2019	2019	2018
	Third Quarter	Second Quarter	Third Quarter
Goodwill	$19,630	$18,480	$18,480
Intangibles	3,649	504	574
Total intangibles	23,279	18,984	19,054

Total equity	206,240	200,677	170,876
Less: Preferred equity	(7,334)	(7,834)	(7,834)
Less: Total intangibles	(23,279)	(18,984)	(19,054)
Tangible common equity	175,627	173,859	143,988

Tangible common equity	175,627	173,859	143,988
Common shares outstanding (000s)	11,814	11,713	11,537
Tangible book value per common share	$14.87	$14.84	$12.48